EXHIBIT 23.2


                         Anderson Associates, LLP [LOGO]

                          Certified Public Accountants
                                 7621 Fitch Lane
                            Baltimore, Maryland 21236
                                  410-882-8050


         We consent to the reference to our firm under the caption "Experts" in Pre-effective Amendment No. 1 to the registration statement of CN Bancorp, Inc. on the Form SB-2 and to the incorporation of our report dated January 31, 2002, on our audits of the consolidated financial statements of CN Bancorp, Inc. as of December 31, 2001 and 2000, and for each of the two years in the period ended December 31, 2001.



                                                     /s/ Anderson Associates LLP



November 27, 2002
Anderson Associates, LLP
Baltimore, Maryland